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                                                                   EXHIBIT 10.16

                       PROGRESSIVE BAGEL CONCEPTS, INC.
                             BOSTON CHICKEN, INC.

                    ASSIGNMENT AND REIMBURSEMENT AGREEMENT

  This Assignment Reimbursement Agreement (the "Agreement") is made and entered into this 24th day of March, 1995 by and between Progressive Bagel Concepts, Inc., a Delaware corporation ("PBCI"), and Boston Chicken, Inc., a Delaware corporation ("BCI")

        WHEREAS, BCI has certain rights in certain processes, methods, formulae, information, inventions, know-how, trade secrets, trademarks, service marks, copyrights, logos, slogans, and trade names used in, or relating to, the development, manufacture and/or sale of bagels and bagel-related products (the "Bagel Rights"); and

        WHEREAS, BCI has, prior to the date hereof, entered into certain agreements, contracts and commitments and incurred certain expenses (a) in connection with its research concerning the development, manufacture, and sale of bagels and bagel-related products and (b) otherwise in connection with the bagel business (the "Bagel Contracts"); and

        WHEREAS, PBCI desires to acquire whatever right, title, and interest in, to and under the Bagel Rights and Bagel Contracts that BCI currently possesses; and

        WHEREAS, BCI officers, employees, and consultants have expended time and energy relating to the Bagel Rights and the Bagel Contracts and to the formation and structuring of PBCI and its relationships with others, its acquisition targets, and BCI, which efforts have benefited and may continue to benefit PBCI; and

        WHEREAS, certain BCI employees may go to work for PBCI and PBCI desires to compensate BCI for the training, benefits, and replacement costs associated with such employee transitions; and

        WHEREAS, BCI has agreed to assign to PBCI all of its rights in and to the Bagel Contracts and Bagel Rights, and PBCI has agreed to reimburse BCI for the costs and expenses incurred by BCI through the date hereof in the development and negotiation thereof, as well as in connection with the formation and structuring of PBCI and its relationships with others and in connection with transferring employees, subject to the terms and conditions of this Agreement;

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  NOW, THEREFORE, the parties agree as follows:

  1. Assignment of Bagel Rights and Bagel Contracts. BCI hereby assigns, transfers, conveys, and delivers to PBCI all of its right, title, and interest in and to the Bagel Rights and Bagel Contracts as they exist on the date hereof.

  2. Reimbursement of Expenses; Adjustment Amount. Coincident with the execution of this Agreement, PBCI shall pay to or for the account of BCI, by wire transfer, $701,847.51 which amount represents the costs and expenses paid by BCI in connection with the development and creation of PBCI and certain of its relationships, the development and/or acquisition of the Bagel Rights and the negotiation of the Bagel Contracts through February 19, 1995, and costs associated with transferring employees. Schedule 1 hereto sets forth the calculation of such amount. In addition, PBCI agrees to pay to or for the account of BCI, in installments from time to time as determined, an amount equal to the costs and expenses paid or incurred by BCI in connection with the development and creation of PBCI and certain of its relationships, the development and/or acquisition of the Bagel Rights and the negotiation of the Bagel Contracts from and including February 19, 1995 through the date hereof, and costs associated with transferring employees from the employ of BCI to the employ of PBCI, all in accordance with BCI's standard chart of accounts and generally accepted accounting principles (the "Adjustment Amount").

  3. Assumed Liabilities. PBCI shall also assume and be responsible for, and agrees to pay, discharge, and perform when lawfully due in accordance with their respective terms, the liabilities and obligations of BCI under the Bagel Contracts set forth on Exhibit A hereto or in connection with the activities performed by BCI for which reimbursement is being paid by PBCI (the "Assumed Liabilities"). BCI represents and warrants to its knowledge that there are no Bagel Contracts which have not been disclosed on Exhibit A hereto.

  4. Indemnification. PBCI hereby agrees to indemnify and hold harmless BCI in respect of, and defend with counsel of PBCI's choice reasonably acceptable to BCI, any cost, charge, expense, fee, or claim arising out of the failure of PBCI to pay or discharge in full any of the Assumed Liabilities.

  5. Payment of Adjustment Amount. PBCI hereby agrees to pay to BCI the full amount of each component or installment of the Adjustment Amount by wire transfer or by delivery of a certified or bank cashier's check to or for the account of BCI promptly after the determination thereof, or if authorized by PBCI, BCI may debit PBCI's account for the full amount of each component of the Adjustment Amount.

                                       2
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  6. Assignment Without Consent. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any Bagel Contract if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of PBCI thereunder. If such consent is not obtained, or if an attempt at an assignment thereof would be ineffective or would affect the rights of BCI thereunder so that PBCI would not in fact receive all such rights, BCI will cooperate with PBCI in any reasonable arrangement designed to provide for PBCI the benefits under such Bagel Contracts, including enforcement for the benefit of PBCI of any and all rights of BCI against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

  7. No Expansion of Third Party Rights. The assumption of the Bagel Contracts by PBCI and the transfer thereof by BCI shall in no way expand the rights or remedies of any third party against PBCI or BCI as compared to the rights and remedies which such third party would have had against BCI had PBCI not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by PBCI of the Assumed Liabilities shall not create any third party beneficiary rights.

  8. Further Assurances. From and after the date hereof, upon the reasonable request of PBCI, BCI shall execute, acknowledge, and deliver all such further acts, bills of sale, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to convey and transfer to and vest in PBCI the Bagel Rights and Bagel Contracts, and as may be reasonably appropriate otherwise to carry out the transactions contemplated herein.

  9. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to (i) the purchase by PBCI of the Bagel Rights and the Bagel Contracts, and (ii) reimbursement to BCI of certain costs and expenses, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.

  10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without regard to the conflicts of laws principles thereof.

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  IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                   PROGRESSIVE BAGEL CONCEPTS, INC.

                             /s/ Joel Alam
                   By:     _________________________________

                             Vice President
                   Title:  _________________________________


                   BOSTON CHICKEN, INC.

                             /s/ Kyle T. Craig
                   By:     _________________________________

                             Vice President
                   Title:  _________________________________

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                                  SCHEDULE I
                               TO ASSIGNMENT AND
                            REIMBURSEMENT AGREEMENT

                 BCI CHARGES TO PBCI THROUGH FEBRUARY 19, 1995

                 Store Cash                        1,100.00
                 PROJECTS:
                   Name & logo                    47,443.68
                   Wells test store               51,385.26
                   Bagel project                 267,164.90
                   Fixed assets                   10,464.93
                   Development in progress       324,288.74
                                                 ==========
                                                 701,847.51


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                                                                       Exhibit A

BAGEL CONTRACTS
- ---------------

  1. Lease dated February 1, 1995 by and between Denver West Office Building No. 3 Venture and Boston Chicken, Inc.

  2. Progressive Bagel Concepts, Inc. has supplier relationships relating to its operation of The Bagel Shop in Harwood Heights, Illinois, none of which relationships are in the form of written agreements or bind Progressive Bagel Concepts, Inc. to future purchases.